EXHIBIT 23.2

              [letterhead of Accounting & Consulting Group, L.L.P.]




September 29, 2003


Alamogordo Financial Corporation
500 Tenth Street
Alamogordo, NM 88310

We have issued our report dated August 16, 2002, accompanying the consolidated financial statements of Alamogordo Financial Corporation, which are included in the Annual Report on Form 10-KSB for the year ended June 30, 2003. We hereby consent to the incorporation by reference of said report in Alamogordo Financial Corporation's Form S-8 (333-66942).

/s/ Accounting & Consulting Group, L.L.P.

Alamogordo, NM
September 29, 2003